UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2018

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on October 2, 2018, the Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Constellation Brands, Inc. (the “Company”), took the following actions with regard to certain compensatory arrangements for certain of the Company’s senior management personnel, including its executive officers.

Third Amendment to 2005 Supplemental Executive Retirement Plan

The Committee approved the Third Amendment to the Company’s 2005 Supplemental Executive Retirement Plan (the “SERP”). Effective December 31, 2018, this amendment suspends any further participation in the SERP and suspends any further Company contributions to the SERP for services after December 31, 2018. The foregoing description is qualified in its entirety by the terms of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Adoption of Constellation Brands Non-Qualified Savings Plan

The Committee also adopted the Constellation Brands Non-Qualified Savings Plan (the “Plan”) effective as of January 1, 2019. The Plan is intended to make participants whole for certain employer contributions that are not provided under the Constellation Brands, Inc. 401(k) and Profit Sharing Plan (“401(k) Plan”) due to certain Internal Revenue Code limitations on the amount of benefits that may be provided under the 401(k) Plan. The Plan also provides an elective deferral opportunity for eligible participants. Amounts contributed to the Plan are credited with earnings and losses under investment options as permitted by the Company from time to time. Participants are immediately vested in all deferrals and Company contributions to the Plan. The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code. The foregoing description is qualified in its entirety by the terms of the Plan, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated By-Laws

On October 3, 2018, the Board of Directors of Constellation Brands, Inc. approved an amendment and restatement of the Company’s By-Laws, with immediate effect. The amendments:

•
Add requirements that shareholders furnish security ownership information and meet other requirements in connection with providing advance notice of shareholder meeting proposals and director nominations.

•	Identify that the Company elects to follow Section 141(c)(2) of the General Corporation Law of the State of Delaware.

•	Remove the descriptions of the powers and duties of officers and authorize the Board of Directors to prescribe such powers and duties by way of resolutions.

•	Add a forum selection clause stating that the sole and exclusive forum for certain matters shall be the Court of Chancery of the State of Delaware, unless the Company consents otherwise in writing.

Other changes include administrative updates and ministerial changes of various provisions, including, but not limited to, annual and special meetings of shareholders, election of directors, stock certificates and form of records.

The foregoing description of the Company’s Amended and Restated By-Laws is qualified in all respects by reference to the text of the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Constellation Brands, Inc.
10.1	Third Amendment to the Constellation Brands, Inc. 2005 Supplemental Executive Retirement Plan
10.2	Constellation Brands Non-Qualified Savings Plan

INDEX TO EXHIBITS

Exhibit No.	Description

(3)	ARTICLES OF INCORPORATION AND BYLAWS

(3.1)	Amended and Restated By-Laws of Constellation Brands, Inc. (filed herewith).

(10)	MATERIAL CONTRACTS

(10.1)	Third Amendment to the Constellation Brands, Inc. 2005 Supplemental Executive Retirement Plan (filed herewith). *

(10.2)	Constellation Brands Non-Qualified Savings Plan (filed herewith). *

*	Designates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 4, 2018	CONSTELLATION BRANDS, INC.

		By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer